 EXHIBIT 99.1

PRESS RELEASE

For more information contact:

FOR IMMEDIATE RELEASE

Joseph M. Murphy

President & CEO

(207) 288-3314

BAR HARBOR BANKSHARES ANNOUNCES SELECTION OF NEW CEO AND MANAGEMENT SUCCESSION TIMELINE

BAR HARBOR, Maine (May 15, 2013)—The Board of Directors of Bar Harbor Bankshares (the “Company”) (NYSE MKT:BHB) the parent company of Bar Harbor Bank & Trust, announced today the selection of Curtis C. Simard of TD Bank as the next President and CEO of Bar Harbor Bankshares and its wholly owned subsidiary Bar Harbor Bank & Trust.  Simard’s selection follows the previously-announced planned retirement of Joseph M. Murphy scheduled for the end of June, 2013.  Murphy has served as the CEO of BHB since 2002.

In making the announcement, Chairman Peter Dodge, speaking on behalf of the Board of Directors said, “After a wide and careful search, we are very pleased to welcome Curtis Simard to lead our management team. He brings with him a reputation for excellence in leadership and team building. In particular he possesses extensive experience in developing portfolios of high quality assets at many levels throughout the New England region and is well-versed in the challenges of balancing growth and quality.  He has managed strategic growth initiatives into new markets and has significant experience harnessing commercial, retail and wealth management platforms into collaborative business development teams.  These skills and experiences will be crucial to BHB’s future success in the competitive banking environment we find ourselves navigating today.  BHB has enjoyed a decade of remarkable success under Joe Murphy’s leadership, which has rewarded our shareholders, our customers and our employees.  We are confident that Curtis will continue to build on Joe’s strong leadership record for the future.”

Simard will assume his position as President and CEO of Bar Harbor Bank & Trust effective June 17, 2013 and will assume the position of President and CEO of BHB on August 10, 2013.  Mr. Murphy will continue as President and CEO of BHB until August 9, 2013. Murphy has been nominated for re-election as a member of the BHB Board of Directors at the BHB Annual Meeting on May 21, 2013, and if elected, will serve until the next BHB Annual Meeting in 2014.

Simard, 42, joins BHB from TD Bank where he most recently served as Senior Vice President and Managing Director of Corporate Banking.  Simard has been with TD Bank and its predecessor companies since 2002. During that time he has focused on developing commercial banking and related cross-selling strategies for a number of East Coast geographies and market segments, including a recent focus upon New England and Upstate New York.

Prior to joining TD Bank, Simard was affiliated with First New Hampshire Bank and its successor, Citizens Bank, from 1992 to 2002 where, after serving in a number of progressively responsible capacities, he led various business initiatives, including the development of the New Hampshire and Maine commercial banking markets.

A native of Saco, Maine, Simard graduated from the University of New Hampshire with a B.A. in Economics. Mr. Simard and his wife, Laurel, live with their two daughters in Hampton, NH and will be relocating to the MDI area during the next few months.

Named one of Maine’s “Best Places to Work” in 2011 and 2012, Bar Harbor Bankshares is the parent company of its wholly owned subsidiary, Bar Harbor Bank & Trust. Bar Harbor Bank & Trust, founded in 1887 and celebrating its 125th year of operation, provides full service community banking with fifteen branch office locations serving downeast, midcoast and central Maine.

This press release contains forward-looking statements based on current expectations that involve a number of risks and uncertainties. All opinions, forecasts, projections, future plans or other statements, other than statements of historical fact, are forward-looking statements and include words or phrases such as “believes,” “will,” “expects,” “anticipates,” “intends,” “estimates,” “our view,” “we see,” “would” and words and phrases of similar import. The forward looking statements in this press release are also forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and involve substantial risks and uncertainties. We can give no assurance that such expectations will prove to have been correct. Actual results could differ materially as a result of a variety of risks and uncertainties, many of which are outside of the control of management. These risks and uncertainties include the impact of economic, competitive and other factors affecting the Company and its operations, markets, products and services, as well as others including but not limited to, the risk factors set forth in our most recent report on FORM 10-K.  The Company cautions that the foregoing factors are not exclusive.

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